Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	THL WC (LUXEMBOURG) S.A.R.L.

Address of Joint Filer:	C/O THOMAS H. LEE PARTNERS, L.P.
100 FEDERAL STREET, 35TH FLOOR
BOSTON, MA 02110

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	WARNER CHILCOTT PLC (WCRX)

Date of Event Requiring Statement
(Month/Day/Year):	7/29/2010

Designated Filer:	THL WC (DUTCH) B.V.

Signature:

THL WC (LUXEMBOURG) S.A.R.L.

/s/ Charles Holden
Name:	Charles Holden
Title:	A Manager

/s/ Wim Rits
Name:	Wim Rits
Title:	B Manager

Dated: April 28, 2011

Joint Filer Information

Name of Joint Filer:	THL WC (CAYMAN), L.P.

Address of Joint Filer:	C/O THOMAS H. LEE PARTNERS, L.P.
100 FEDERAL STREET, 35TH FLOOR
BOSTON, MA 02110

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	WARNER CHILCOTT PLC (WCRX)

Date of Event Requiring Statement
(Month/Day/Year):	7/29/2010

Designated Filer:	THL WC (DUTCH) B.V.

Signature:

THL WC (CAYMAN), L.P.

/s/ Charles Holden
Name:	Charles Holden
Title:	Authorized Signatory

Dated: April 28, 2011